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                                                                   EXHIBIT 99.1


Contact:
Pondel Wilkinson Inc.
Cecilia A. Wilkinson/Rosemary Moothart, (310) 279-5980

GENIUS PRODUCTS REALIGNS EXECUTIVE LEADERSHIP FOR ANTICIPATED GROWTH, INCLUDING ACQUISITIONS; THREE NEW DIRECTORS JOIN BOARD

Solana Beach, California - February 7, 2005 - Genius Products, Inc. (OTCBB:GNPI) today announced changes to its executive management team and board of directors designed to align the company's leadership structure with its growth plans.

         Trevor Drinkwater, who joined Genius Products last year as executive vice president of DVD sales, has been promoted to chief executive officer. Previously, Drinkwater, 38, served as chief operating officer of Take-Two Interactive Software, Inc. (Nasdaq:TTWO) and as senior vice president of sales for Warner Home Video, leading one of the largest home entertainment sales forces in the industry.

         Genius Products' founder Klaus Moeller, 44, who has been chairman and chief executive officer, will now lead work on business development and further acquisition efforts for the company and continue as a member of the board.

         The company also announced three new additions to its board of directors: Robert V. Graziano, 46, former president and chief operating officer of the Los Angeles Dodgers; James G. Ellis, 58, vice dean of external relations at The Marshall School of Business at the University of Southern California; and Bruce L. Pompan, 42, a managing director of Cappello Capital Corp. with 20 years of experience in business development and investment banking, especially for entertainment, consumer products and services companies.

         Charles H. Rivkin, 42, a current board member and formerly president and chief executive officer of The Jim Henson Company, and Pompan have been appointed co-chairmen of the board. The director changes bring the Genius Products board to seven members, four of whom are independent. The company intends to apply to list its stock for trading on Nasdaq when it meets all of the requirements, which include having a majority of independent directors.

         "Our plans to grow Genius Products in the home entertainment field involve a number of avenues, including building on our current slate of assets as well as through acquisitions of other companies and entertainment libraries,"


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Drinkwater said. "I'm excited to move into the senior executive role at a company with so much promise and opportunity and look forward to drawing on my background to help achieve our goals. I also welcome the strong guidance and commitment of our stellar board of directors."

         Rivkin added: "Klaus Moeller has built an excellent foundation for Genius Products in the arena of affordable, family-oriented entertainment. We are excited to help build on his vision and are pleased that he will play an ongoing role in the company's growth. The changes announced today are important steps in the continuing development of the company as we strive to build its leadership in family entertainment and assure a structure that can fully capitalize on the opportunities we see in Genius Products' future."

         Moeller said: "It has always been my dream to grow the company to its fullest success, and it has been my greatest wish to see Trevor Drinkwater take over as C.E.O. Trevor is a trusted friend and brings a wealth of knowledge in the entertainment business with him. I look forward to working with Trevor and our board members to bring Genius Products to its next stage of development."

         Rivkin, who joined Genius Products' board in August 2004, also serves on the board of directors of The Jim Henson Company. His extensive entertainment industry background includes multimedia production, licensing, merchandising, publishing and distribution of family entertainment products. He earned an M.B.A. from the Harvard Business School and a B.A. degree from Yale University.

         At Cappello and in prior positions with Harris Nesbitt Gerard and ING Barings among others, Pompan has advised numerous growth companies in financings, recapitalizations and merger and acquisition strategy. He earned an M.B.A. from New York University's Graduate School of Business Administration, holds a B.A. from Yale University, and is licensed in California as a Certified Public Accountant,

         Graziano brings nearly 25 years of experience in management, sports and finance to the Genius Products board of directors. He began his association with the Dodger organization in 1986, serving in a number of executive positions, including chief financial officer and executive vice president, culminating his appointment as president and chief operating officer in 1998. He retired from the organization in 2004. In 1984, he was instrumental in ticket operations for the Los Angeles Olympic Organizing Committee, having previously worked in accounting for Ernst & Young in Los Angeles. In addition to a deep association in Los Angeles-area community and civic affairs, Graziano is also a member of the Young Presidents Organization and The One Hundred Club of Los Angeles. A Certified Public Accountant, Graziano is a summa cum laude graduate of the University of Southern California, holding a Bachelor's degree in Business Administration and Accounting.


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         Ellis brings to the Genius Products board experience spanning multinational corporations, family-owned businesses and his own entrepreneurial ventures. Before joining USC's Marshall School of Business in 1997 as an associate professor in marketing, Ellis served as chief executive officer of Port O'Call Pasadena, a home accessory retailer. Previously, he was president and chief executive officer of American Porsche Design, involved in the sales and marketing of Porsche Design products in North America and working directly with the automobile's Porsche family. His broad experience with entrepreneurial ventures encompasses roles with both retailers and manufacturers, including companies such as Miller's Outpost and Sideout Sport. Ellis's leadership in community and industry groups includes long involvement with the Young Presidents Organization. He earned an M.B.A. from the Harvard Business School and a Bachelor's of Business Administration from the University of New Mexico.

         Drinkwater began his career in sales and marketing at Nestle Waters, formerly known as The Perrier Group of America, and earned a Bachelor of Science degree in Marketing from the University of Colorado.

About Genius Products, Inc.
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Genius Products, Inc. (OTCBB:GNPI) is a multi-brand company that produces and distributes affordable family entertainment products including DVDs and CDs. Its products are sold in retail outlets nationwide under well-known brands including AMC(R), TV Guide(R), The Twilight Zone(TM), Baby Genius(R), Tonka(R), My Little Pony(R), Curious George(R) and Paddington Bear(TM). Genius Products also licenses the Baby Genius brand to third-party companies for a variety of products including books, apparel and infant care products. Promotional partners include the world famous San Diego Zoo(R), Playtex(R), Gerber(R), Fazoli's(R) and Child(R) Magazine.

Safe Harbor Statement
---------------------
Except for historical matters contained herein, the matters discussed in this news release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties which may affect Genius Products' business, forecasts, projections and prospects, and cause results to differ from these forward-looking statements. Actual results could vary for many reasons, including but not limited to, the company's ability to reach a definitive agreement and consummate any proposed acquisition opportunities, risks inherent in integrating and realizing the benefits from potential acquisitions, effectiveness of the company's newly announced leadership; the timely development and acceptance of new products; the market demand for current products; and general market conditions. Other such risks and uncertainties include the company's ability to grow its business, to obtain additional licenses, and to meet anticipated release schedules, and other matters, which are described in the company's filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this news release.

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